CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of The Torray Fund and to the use of our report dated February 24, 2015 on the financial statements and financial highlights of The Torray Fund, a series of shares of beneficial interest of The Torray Fund. Such financial statements and financial highlights appear in the December 31, 2014 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.

                BBD, LLP

Philadelphia, Pennsylvania

April 22, 2015